                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

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                                                         INVESTMENT NUMBER 11090


                               GUARANTEE AGREEMENT


                                     BETWEEN


                               VAALCO ENERGY, INC.

                                       AND


                        INTERNATIONAL FINANCE CORPORATION


                               DATED MAY 28, 2002


================================================================================

                                TABLE OF CONTENTS

ARTICLE I...................................................................   2

DEFINITIONS AND INTERPRETATION..............................................   2

   Section 1.01.  Definitions...............................................   2
   Section 1.02.  Guaranteed Obligations....................................   2
   Section 1.03.  Interpretation............................................   2
   Section 1.04.  Third Party Rights........................................   4

ARTICLE II..................................................................   4

GUARANTEE AND INDEMNITY.....................................................   4

   Section 2.01.  Guarantee.................................................   4
   Section 2.02.  Indemnity.................................................   4
   Section 2.03.  Continuing Guarantee......................................   6
   Section 2.04.  No Set-off................................................   7
   Section 2.05.  Taxes.....................................................   7
   Section 2.06.  Currency Indemnity........................................   7
   Section 2.07.  Certificate...............................................   8
   Section 2.08.  Application of Payments...................................   8

ARTICLE III.................................................................   9

SAVING PROVISIONS...........................................................   9

   Section 3.01.  Waiver of Defenses........................................   9
   Section 3.02.  Immediate Recourse........................................  10
   Section 3.03.  Non-Competition...........................................  10
   Section 3.04.  Bankruptcy or Liquidation of Borrower.....................  11
   Section 3.05.  Appropriation of Moneys...................................  11
   Section 3.06.  Reinstatement.............................................  11
   Section 3.07.  Additional Security.......................................  11

ARTICLE IV..................................................................  12

REPRESENTATIONS AND WARRANTIES..............................................  12

   Section 4.01.  Representations and Warranties............................  12
   Section 4.02.  IFC Reliance..............................................  13
   Section 4.03.  Rights and Remedies not Limited...........................  13

ARTICLE V...................................................................  13

COVENANTS...................................................................  13

   Section 5.01.  Guarantor's Covenants.....................................  13

ARTICLE VI..................................................................  14

MISCELLANEOUS...............................................................  14

   Section 6.01.  Notices...................................................  14
   Section 6.02.  English Language..........................................  15
   Section 6.03.  Expenses..................................................  15
   Section 6.04.  Remedies and Waivers......................................  16
   Section 6.05.  Jurisdiction and Enforcement..............................  16
   Section 6.06.  Successors and Assignees..................................  18
   Section 6.07.  Amendment.................................................  18
   Section 6.08.  Severability..............................................  18
   Section 6.09.  Counterparts..............................................  18

                               GUARANTEE AGREEMENT

         This Agreement is executed as a deed this 28th day of May, 2002, between VAALCO ENERGY INC., a corporation organized and existing under the laws of the State of Delaware, United States of America (the "Guarantor") and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the Republic of Gabon ("IFC").

         WHEREAS:

         (A) By a loan agreement dated April 19, 2002, as amended May 28, 2002 (as amended, the "Loan Agreement"), between IFC and VAALCO Gabon (Etame), Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America (the "Borrower"), IFC has agreed to extend to the Borrower a loan (the "Loan") in a principal amount not to exceed ten million Dollars ($10,000,000), subject to the terms and conditions set forth in the Loan Agreement.

         (B) The Guarantor has been provided with, and hereby acknowledges receipt of, a copy of the Loan Agreement.

         (C) It is a condition of the first disbursement of the Loan that the Guarantor has guaranteed the obligations of the Borrower in respect of the Loan on terms and conditions satisfactory to IFC.

         (D) The Guarantor, as the owner of all of the equity interests in the share capital of the Borrower, will obtain benefits as a result of the Loan made to the Borrower under the Loan Agreement and, accordingly, desires to execute and deliver this Agreement.

         (E) Each of the Guarantor and IFC intend this Agreement to take effect as a deed.

         NOW, THEREFORE, the parties hereto agree as follows:

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                                       -2-

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         Section 1.01. Definitions. Terms defined in the Loan Agreement shall have the same meanings when used in this Agreement, unless the context otherwise requires.

         Section 1.02. Guaranteed Obligations. In this Agreement the term "Guaranteed Obligations" means all debts and monetary liabilities of the Borrower to IFC under or in relation to the Loan Agreement or any other Transaction Document and in any capacity irrespective of whether the debts or liabilities:

         (a)      are present or future;

         (b)      are actual, contingent or otherwise;

         (c)      are at any time ascertained or unascertained;

         (d) are owed or incurred by or on account of the Borrower alone, or severally or jointly with any other person;

         (e) are owed or incurred to or for the account of IFC alone, or severally or jointly with any other person;

         (f) are owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account; or

         (g)      comprise any combination of the above.

         Section 1.03. Interpretation. In this Agreement, unless the context otherwise requires:

         (a) headings are for convenience only and do not affect the interpretation of this Agreement;

         (b) words importing the singular include the plural and vice versa;

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                                       -3-

         (c) a reference to a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and any governmental authority or agency;

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                                       -4-

         (d) a reference to an Annex, Article, party, Schedule or Section is a reference to that Article or Section of, or that Annex, party, or Schedule to, this Agreement;

         (e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement or the Loan Agreement; and

         (f) a reference to a party to any document includes that party's successors and permitted assigns.

         Section 1.04. Third Party Rights. No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

                                   ARTICLE II

                             GUARANTEE AND INDEMNITY

         Section 2.01. Guarantee. The Guarantor hereby irrevocably, absolutely and unconditionally:

         (a) guarantees to IFC the due and punctual payment of the Guaranteed Obligations whether at stated maturity, upon acceleration or otherwise; and

         (b) undertakes with IFC that whenever the Borrower does not pay any amount of the Guaranteed Obligations when due the Guarantor will immediately and in any event, forthwith upon demand by IFC, pay that amount to IFC, in the currency prescribed in the Loan Agreement or the relevant Transaction Document, and otherwise in the same manner in all respects as the Guaranteed Obligations are required to be paid by the Borrower under the Loan Agreement as if it was the principal obligor.

         Section 2.02. Indemnity. The Guarantor hereby irrevocably, absolutely and unconditionally agrees, as a primary obligation and not merely as surety, to indemnify IFC from time to time on demand from and against any cost, loss or liability incurred by IFC as a result of any of the Guaranteed Obligations being or becoming void, voidable, unenforceable, illegal or ineffective for any reason whatsoever, whether or not known to IFC, the amount of such loss being the

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                                       -5-

amount which IFC would otherwise have been entitled to recover from the Borrower.

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                                       -6-

         Section 2.03. Continuing Guarantee. (a) The guarantee and indemnity contained in this Agreement are each a continuing security of the Guarantor, notwithstanding any settlement of account or the occurrence of any other event or thing, and shall remain in full force and effect until the earlier of:

                  (i) the date on which the Guaranteed Obligations have been fully paid strictly in accordance with the provisions of the Loan Agreement, regardless of any intermediate payment or discharge in whole or in part;

                  (ii) the date on which the obligations of the Guarantor have been finally discharged by IFC; or

                  (iii) the Phase One Completion Date occurs, provided such Phase One Completion Date occurs on or before March 31, 2003.

         (b) The guarantee and the indemnity contained in this Agreement shall be additional, separate and independent obligations of the Guarantor and shall survive the termination of any Transaction Document.

         (c) The Guarantor's obligations under this Agreement can be discharged only by performance and then only to the extent of such performance. These obligations are not subject to any prior notice to, demand upon or action against the Borrower or to any prior notice to the Guarantor with regard to any default by the Borrower.

         (d) Notwithstanding that this guarantee is a guarantee for the whole of the Guaranteed Obligations, IFC agrees that the maximum amount recoverable under Sections 2.01 and 2.02 shall not exceed, the amount then outstanding under the Loan Agreement provided however that if (i) for any reason, the Phase One Completion Date does not occur on or before March 31, 2003; or (ii) any other Event of Default has occurred, IFC may accelerate the Loan and immediately demand payment of the entire balance of the Loan and all other amounts due to IFC under the Loan Agreement.

         (e) Without limiting the remedies available to IFC under this Agreement or otherwise, if the Guarantor fails to pay any amount payable by it pursuant to this Agreement on or before its due date under this Agreement or, if not so specified, as notified by IFC to the Guarantor, the Guarantor shall pay, in respect of the amount of such payment due and unpaid, interest at the rate of two

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                                       -7-

per cent (2%) per annum plus the applicable interest rate in accordance with the Loan Agreement, from the date any such payment became due under this Agreement until the date of actual payment (as well after as before judgment). Such interest shall be payable on demand.

         Section 2.04. No Set-off. All payments which the Guarantor is required to make under this Agreement shall be made without any set-off, counterclaim or condition.

         Section 2.05. Taxes. (a) The Guarantor shall pay or cause to be paid all Taxes other than taxes, if any, payable on the overall income of IFC on or in connection with the payment of any and all amounts due under this Agreement that are now or in the future levied or imposed by any Authority of Gabon, the United Kingdom or the United States of America or by any organization of which Gabon, the United Kingdom or the United States is a member or any jurisdiction through or out of which a payment is made.

         (b) All payments of principal, interest, fees and other amounts due under this Agreement shall be made without deduction for or on account of any Taxes.

         (c) If the Guarantor is prevented by operation of law or otherwise from making or causing to be made those payments without deduction, the principal or (as the case may be) interest, fees or other amounts due under this Agreement shall be increased to such amount as may be necessary so that IFC receives the full amount it would have received (taking into account any Taxes payable on amounts payable by the Guarantor under this subsection) had those payments been made without that deduction.

         (d) If Section 2.05 (c) applies and IFC so requests, the Guarantor shall deliver to IFC official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of that request.

         Section 2.06. Currency Indemnity. (a) All payments under this Agreement shall be made in Dollars to the account specified by IFC in its demand.

         (b) The tender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than Dollars shall not novate, discharge or satisfy the obligation of the Guarantor to pay in Dollars all amounts payable under this Agreement except to the extent

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                                       -8-

that (and as of the date when) IFC actually receives funds in Dollars in the account specified pursuant to Section 2.06 (a).

         (c) The Guarantor shall indemnify IFC against any losses resulting from a payment being received or an order or judgment being given under this Agreement in any currency other than Dollars or any place other than the account specified pursuant to Section 2.06 (a). The Guarantor shall, as a separate obligation, pay such additional amount as is necessary to enable IFC to receive, after conversion to Dollars at a market rate and transfer to that account, the full amount due to IFC under this Agreement in Dollars and in the account specified in pursuant to Section 2.06 (a).

         (d)      Notwithstanding the provisions of Section 2.06 (a) and Section
2.06 (b), IFC may require the Guarantor to pay (or reimburse IFC) for any Taxes, fees, costs, expenses and other amounts payable under Section 2.05 and Section
6.03 in the currency in which they are payable, if other than Dollars.

         Section 2.07. Certificate. A certificate by an officer of IFC specifying amounts due and payable under or in connection with any of the provisions of this Agreement shall, in the absence of manifest error, be conclusive and binding on the Guarantor.

         Section 2.08. Application of Payments. IFC may apply any amounts received by it or recovered under any Security, and any other document or agreement which secures any of the Guaranteed Obligations and any other moneys, in any manner and for such purposes in respect of the Loan Agreement, this Agreement or any other Transaction Document as IFC in its sole discretion determines, notwithstanding any instruction that the Guarantor or the Borrower may give to the contrary.

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                                       -9-

                                   ARTICLE III

                                SAVING PROVISIONS

         Section 3.01. Waiver of Defenses. The Guarantor's obligations under this Agreement shall not be affected or impaired by any act, omission, circumstance (other than complete payment of the Guaranteed Obligations), matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Agreement or which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor, including (whether or not known to the Guarantor or to IFC):

         (a) any time, waiver or consent given to, or composition with, the Borrower, the Guarantor or any other person;

         (b) any taking, holding, reviewing, exchanging, varying, releasing, waiving or omitting to take, perfect or enforce any rights, remedies or security against or granted by the Borrower, the Guarantor or any other person;

         (c) any amplification, amendment (however fundamental), variation or replacement of the provisions of any Transaction Document or of any other agreement between IFC and the Borrower;

         (d) any failure of the Borrower or the Guarantor to comply with any requirement of any law, regulation or order;

         (e) the dissolution, liquidation, reorganization or other alteration of the legal status or structure of the Borrower or the Guarantor;

         (f) any purported or actual assignment of the Loan by IFC to any other party;

         (g) the Loan Agreement or any other Transaction Document being in whole or in part illegal, void, voidable, avoided, invalid, unenforceable or otherwise of limited force and effect;

         (h) the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any of the Guarantor or the Borrower;

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                                      -10-

         (i) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person; or

         (j) any other circumstance howsoever caused or arising and whether or not similar to any of the foregoing (other than payment in full of the Guaranteed Obligations by the Borrower or the Guarantor in accordance with the Loan Agreement or this Agreement) which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

         Section 3.02. Immediate Recourse. The Guarantor waives any right it may have of first requiring IFC (or any trustee, agent or other person acting on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Agreement.

         Section 3.03. Non-Competition. (a) If any amounts have become payable or have been paid by the Guarantor under this Agreement, the Guarantor shall not, in respect of such monies, seek to enforce repayment, obtain the benefit of any security or exercise any other rights or legal remedies of any kind which may accrue to the Guarantor against the Borrower, whether by way of subrogation, set-off, counterclaim or otherwise, in respect of the amount so payable or so paid (or in respect of any other monies for the time being due to the Guarantor from the Borrower) if and for so long as any Guaranteed Obligations remain payable. The Guarantor shall hold in trust for, and forthwith pay or transfer to, IFC any payment or distribution or benefit of security received by it contrary to this Section 3.03, together with any amounts received by it and referred to in Section 3.04.

         (b) Upon the payment, satisfaction or discharge in full of all the Guaranteed Obligations and provided that IFC is not under any further obligation (actual or contingent) to advance monies to the Borrower under the Loan Agreement, the Guarantor, if it has made a payment under this Agreement, shall be entitled to exercise all relevant rights of subrogation against the Borrower pursuant to the Loan Agreement. IFC shall promptly execute, at the expense of the Guarantor, an assignment and such other documents in such form as the Guarantor may reasonably request to transfer such rights of IFC against the Borrower to the Guarantor as are required for the Guarantor to obtain the full benefit of such subrogation. The Guarantor shall enforce such rights directly against the Borrower in its own name and not in the name of IFC.

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                                      -11-

         Section 3.04. Bankruptcy or Liquidation of Borrower. If the Borrower becomes bankrupt, enters into a composition or makes any arrangement with its creditors, or is dissolved, liquidated or wound up, the Guarantor shall not claim, rank, prove or vote as a creditor of the Borrower or its estate in competition with IFC in respect of any amounts owing to the Guarantor by the Borrower on any account whatsoever, but instead shall give IFC the benefit of any such proof and of all amounts to be received in respect of that proof until all Guaranteed Obligations have been fully paid.

         Section 3.05. Appropriation of Moneys. Until all of the Guaranteed Obligations have been irrevocably paid in full, IFC (or any trustee, agent or other person acting on its behalf) may:

         (a) refrain from applying or enforcing any other monies, security or rights held or received by IFC (or such trustee, agent or other person) in respect of the Guaranteed Obligations, or apply and enforce the same in such manner and order as it sees fit (whether against the Guaranteed Obligations or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

         (b) hold and keep for such time as it thinks prudent any monies received, recovered or realized under this Agreement, to the credit either of the Guarantor or such other person or persons as it thinks fit or in a suspense account.

         Section 3.06. Reinstatement. Where any discharge (whether in respect of the obligations of the Borrower, the Guarantor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Agreement shall continue or shall be reinstated (as the case may be) as if such discharge or arrangement had not occurred and IFC shall be entitled to recover the value or amount of that security or payment from the Borrower or the Guarantor as if the payment, discharge, avoidance or reduction had not occurred.

         Section 3.07. Additional Security. This Agreement is in addition to, and is not in any way prejudiced by, any collateral or other security now or hereafter held by IFC, including without limitation, the Sponsor Escrow Account, nor shall such collateral or other security held by IFC or the liability of any person for all or any part of the Guaranteed Obligations be in any manner prejudiced or affected by this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties. The Guarantor represents and warrants that as of the date of this Agreement:

         (a) it is a company duly incorporated under the laws of Delaware and has the corporate power to enter into and deliver and to perform its obligations under this Agreement;

         (b) the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized;

         (c) this Agreement has been duly executed by it and constitutes its valid and legally binding obligations enforceable in accordance with its terms;

         (d) neither the execution and delivery by it of this Agreement nor the performance by it of its obligations under this Agreement conflicts or will conflict with or result in any breach of any of the terms, conditions or provisions of, or violate or constitute a default or require any consent under:

                  (i) any indenture, mortgage, contract, agreement or other instrument or arrangement to which it is a party or which purports to be binding upon it or any of its property or assets, and will not result in the imposition or creation of any lien, charge, or encumbrance on, or security interest in, any part thereof pursuant to the provisions of any such agreement, instrument or arrangement; or

                  (ii)     any of the terms or provisions of its Charter; or

                  (iii) any statute, rule or regulation or any judgment, decree or order of any Authority; and

         (e) all Authorizations required for the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder, have been duly obtained or granted and are in full force and effect.

         Section 4.02. IFC Reliance. (a) The Guarantor acknowledges that it makes the representations in Section 4.01 with the intention of inducing IFC to enter into this Agreement and the Loan Agreement and that IFC enters into this Agreement and the Loan Agreement on the basis of, and in full reliance on, each of such representations.

         (b) The Guarantor warrants to IFC that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading and that they will be deemed to be repeated each day whilst the Guarantor has any liability (actual or contingent) under this Agreement.

         Section 4.03. Rights and Remedies not Limited. IFC's rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Guarantor are not prejudiced:

         (a) by any investigation by or on behalf of IFC into the affairs of the Guarantor;

         (b)      by the execution or the performance of this Agreement; or

         (c) by any other act or thing which may be done by or on behalf of IFC in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01. Guarantor's Covenants. The Guarantor shall:

         (a) when requested by IFC, do or cause to be done anything which aids the exercise of any power, right or remedy of IFC under this Agreement including, but not limited to, the execution of any document or agreement;

         (b) obtain, maintain and renew when necessary all Authorizations required:

                  (i) to enable it to perform its obligations under this Agreement; or

                  (ii)     for the validity or enforceability of the Agreement;
                           and

         (c)      comply in all respects with the terms of all Authorizations.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.01. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Any such communication may be delivered by hand, airmail, facsimile or established courier service to the party's address specified below or at such other address as such party notifies to the other party from time to time, and will be effective upon receipt.

         For the Guarantor:

                  VAALCO Energy, Inc.
                  4600 Post Oak Place
                  Suite 309
                  Houston, TX  77027
                  United States of America

                  Facsimile:  1-713-623-0982

                  Attention: President

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                                      -15-

         For IFC:

                  International Finance Corporation
                  2121 Pennsylvania Avenue, N.W.
                  Washington, D.C. 20433
                  United States of America

                  Facsimile:   1-202-974-4322

                  Attention:   Director, Oil, Gas & Chemicals Department

         With a copy (in the case of communications relating to payments) sent to the attention of the Senior Manager, Financial Operations Unit, at:

                  Facsimile: 1-202-974-4371.

         Section 6.02. English Language. (a) All documents to be provided or communications to be given or made under this Agreement shall be in the English language.

         (b) To the extent that the original version of any document to be provided, or communication to be given or made, to IFC under this Agreement is in a language other than English, that document or communication shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original. IFC may, if it so requires, obtain an English translation of any document or communication received in another language other than English at the cost and expense of the Guarantor. IFC may deem any such English translation to be the governing version between the Guarantor and IFC.

         Section 6.03. Expenses. The Guarantor shall pay to IFC or as IFC may direct on demand:

         (a) the fees and expenses of IFC's counsel in London, England, Delaware and any other jurisdiction incurred in connection with:

                  (i) the preparation and/or review, execution, translation and, where appropriate, stamping or registration of this Agreement;

                  (ii) the giving of any legal opinions required by IFC in respect of this Agreement;

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                                      -16-

                  (iii) any amendment, supplement or modification to, or waiver under, this Agreement; and

         (b) the costs and expenses incurred by IFC in relation to the enforcement or protection or attempted enforcement or protection of its rights under this Agreement, including legal and other professional consultants' fees and any taxes, duties, fees or other charges payable by IFC in connection with the enforcement of this Agreement.

         Section 6.04. Remedies and Waivers. No failure or delay by IFC in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of IFC. No single or partial exercise of such a right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

         Section 6.05. Jurisdiction and Enforcement. (a) This Agreement is governed by and shall be construed in accordance with the laws of England.

         (b) For the exclusive benefit of IFC, the Guarantor irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the courts of England. By the execution of this Agreement, the Guarantor irrevocably submits to the jurisdiction of such courts in any such action, suit or proceeding. Final judgment against the Guarantor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including Delaware and Gabon, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

         (c) Nothing in this Agreement shall affect the right of IFC to commence legal proceedings or otherwise sue the Guarantor in Delaware, Gabon or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Guarantor in any manner authorized by the laws of any such jurisdiction.

         (d) The Guarantor hereby irrevocably designates, appoints and empowers the Chief Executive and Head of the Litigation Group of Bird & Bird located at 90 Fetter Lane, London EC4A 1JP (reference VAAEN.0001), as its authorized agent solely to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding IFC may bring in the courts of England.

         (e) As long as this Agreement or any other Transaction Document to which the Guarantor is a party remains in force, the Guarantor shall maintain a duly appointed and authorized agent to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding brought by IFC in the courts of England with respect to this Agreement or such other Transaction Documents. The Guarantor shall keep IFC advised of the identity and location of such agent.

         (f)      The Guarantor irrevocably waives:

                  (i) any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section; and

                  (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

         (g) To the extent that the Guarantor may be entitled in any jurisdiction to claim for itself or its assets immunity with respect to its obligations under this Agreement from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed), may be attributed to it or its assets, the Guarantor irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent now or in the future permitted by the laws of such jurisdiction.

         (h) The Guarantor also consents generally with respect to any proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

         (i) To the extent that the Guarantor may, in any suit, action or proceeding brought in any of the courts referred to in Section 6.05 (b) or a court of Delaware, Gabon or elsewhere arising out of or in connection with this Agreement be entitled to the benefit of any provision of law requiring IFC in such suit, action or proceeding to post security for the costs of the Guarantor, or to post a bond or to take similar action, the Guarantor hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of England, or, as the case may be, the jurisdiction in which such court is located.

         Section 6.06. Successors and Assignees. This Agreement binds and inures to the benefit of the respective successors and assignees of the parties, except that the Guarantor may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of IFC. The benefit of this Agreement may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by IFC to any other person, corporate or otherwise.

         Section 6.07. Amendment. Any amendment of any provision of this Agreement shall be in writing and signed by the parties.

         Section 6.08. Severability. If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the term of any relevant jurisdiction, neither the legality, validity or enforceability of that provision under the law of any jurisdiction, shall be affected or impaired in any way.

         Section 6.09. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be executed as a deed, as of the day and year first above written.

Signed as a deed
by VAALCO Energy, Inc.


By:
     ---------------------------
Name:
Title: Authorized Representative


by International Finance Corporation


By:
     ---------------------------
Name:
Title: Authorized Representative